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                                                                    EXHIBIT 23.2
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


             We hereby consent to the inclusion in the Prospectus of this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (No. 333-87760) of our report dated October 28, 2002 related to the consolidated financial statements of JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) as of July 31, 2002 and for the years ended July 31, 2002 and 2001, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.




                                 J.H. Cohn LLP

                                 Roseland, New Jersey
                                 November 15, 2002